AGREEMENT
THIS AGREEMENT (Agreement) is entered into as of this
13th day of November, 2003, by and among Invisa, Inc.
(Invisa or the Company), the Pharis Duffey Family
Foundation, Inc. (Foundation), Spencer C. Duffey
Irrevocable Trust u/a/d 7/29/98 (Spencer Trust), Elizabeth
Rosemary Duffey Irrevocable Trust u/a/d 7/29/98 (Elizabeth Trust),
Grace Duffey Irrevocable Trust u/a/d 1/16/00 (Grace Trust),
Debra Finehout Duffey (Mrs. Duffey), and Duffey & Dolan, P.A.
(collectively referred to as Shareholders).
R E C I T A L S:
WHEREAS, Samuel S. Duffey and Invisa have, as of even date
hereof, entered into a Severance Agreement; and
WHEREAS, the Trusts and Foundation identified above were
family trusts and a family foundation created by Mr. Duffey.
The Trusts, the Foundation, and Mrs. Duffey are shareholders in Invisa and, as described below, are, in some cases, parties to notes payable from Invisa and to Invisa; and
WHEREAS, Duffey & Dolan, P.A. is a shareholder in Invisa.
Duffey & Dolan, P.A. has provided no legal services or other services to Invisa since January 2002 when Mr. Duffey became an employee of Invisa; and
WHEREAS, in accordance with Mr. Duffey s and the Company s
Severance Agreement, the parties have agreed to certain
matters as set forth hereinbelow; and
WHEREAS, Invisa requested that Shareholders enter into this
Agreement to further Invisa s business and financial interests.
Shareholders acquiesced because of Invisa s representation that this Agreement is in the best interest of Invisa and all of
its stockholders; and
WHEREAS, Invisa s Audit Committee and Compensation Committee
have fully approved this Agreement. The Audit Committee and
the Compensation Committee each resolved that this Agreement and the actions of the Shareholders in entering into this
Agreement are in the best interest of Invisa and all of its
stockholders; and
NOW THEREFORE, in consideration of the mutual promises made
herein, and for other good and valuable consideration, receipt of which is hereby acknowledged by each party, the parties,
intending to be legally bound, hereby agree as follows:
1.	For the express purpose of improving Invisa s financial
	position to facilitate Invisa s access to growth capital,
	Invisa has requested that the notes payable to the
	Spencer Trust and the Elizabeth Trust in the approximate
	principal and accrued interest amount of $646,000
	(the Promissory Notes), be forgiven by each of said
	Trusts, and contributed to the capital of Invisa.
	Effective on the date hereof, the Spencer Trust and the
	Elizabeth Trust hereby forgive the Promissory Notes.
2.	All shares as reflected on the shareholders list in the
	name of the Foundation, the Spencer Trust, the Elizabeth
	Trust, the Grace Trust, Duffey & Dolan, P.A., and
	Mrs. Duffey, are fully issued, non-assessable, and are
	subject to no defenses or claims of any nature or kind.
	The Spencer Trust, Elizabeth Trust, Grace Trust, Mrs. Duffey,
	and Duffey & Dolan, P.A. agree to be bound by the sale
	limitations (Lock Up) set forth in Paragraph 7 of the
	Severance Agreement between the Company and Mr. Duffey.
3.	The note payable to Invisa from the Grace Trust to the
	Company in the principal amount of $125,000 (the Grace
	Trust Note) shall be forgiven by the Company on its
	due date, December 29, 2004. Invisa shall timely pay
	all taxes required to be paid by Invisa and the Grace Trust
	arising from or as a result of the forgiveness of the Grace
	Trust Note so that the Grace Trust shall have no unpaid tax obligation as a result of the forgiveness of the Grace Trust Note.
4.	All rights and entitlements of the Shareholders, except
	only those expressly waived or terminated herein, shall
	remain in full force and effect and any and all defenses,
	setoffs or claims of any nature are fully and completely waived.
5.	The note payable from Mrs. Duffey to the Company in the principal
	amount of $250,000 (the Mrs. Duffey Note) shall be forgiven by
	the Company on its due date, December 29, 2004. Invisa shall
	timely pay all taxes required to be paid by Invisa and
	Mrs. Duffey arising from or as a result of the forgiveness
	of the Mrs. Duffey Note so that Mrs. Duffey shall have no
	unpaid tax obligation as a result of the forgiveness
	of the Mrs. Duffey Note.
6.	The Company hereby releases the Foundation, the Spencer Trust,
	the Elizabeth Trust, the Grace Trust, Mrs. Duffey, and
	Duffey & Dolan, P.A. and any of its officers, directors,
	employees or agents, from any and all claims of any kind or
	nature whatsoever it may now have or hereafter have.
	The Company shall indemnify and hold each of the parties
	hereto harmless from any claim or action arising out of
	this Agreement, the subject matter hereof and all other matters relating to the parties relationships with Invisa.
7.	In the event the Company breaches any of its obligations,
	under this Agreement or the Severance Agreement, the Promissory
	Notes shall be deemed restored and due and payable as if this Agreement was never entered into by the parties.
8.	The Severance Agreement, as of even date herewith, entered into
	by and between Invisa and Samuel S. Duffey, is deemed an integral part of this Agreement and any breach thereof by Invisa shall
	be deemed a breach of this Agreement, and any breach thereof
	by Mr. Duffey shall be deemed a breach of this Agreement. In the event the Company breaches any obligation under this Agreement
	or under its Severance Agreement with Mr. Duffey, the Promissory Notes waived in Paragraph 1 hereof shall be immediately reinstated and restored, and shall be due and payable to the Elizabeth Trust
	and the Spencer Trust under their respective terms. Any dispute
	which arises pursuant to this Agreement shall be resolved exclusively by binding arbitration before the American Arbitration Association seated in Sarasota, Florida. The determination of the arbitrators shall be final and binding upon the parties. Each party shall
	bear their own costs of arbitration.
9.	This Agreement shall be construed, enforced and performed in
	accordance with the laws of the State of Florida.
10.	The failure of either party to require performance of any
	of the provisions herein shall not operate as a waiver of
	that party s rights to request strict performance of the
	same or like provisions, or any other provisions hereof,
	at a later time.
11.	In construing this Agreement, neither of the parties hereto
	shall have any term or provision of this Agreement construed against such party solely by reason of such party having drafted same as each provision of this Agreement is deemed by the parties to have been jointly drafted by the parties hereto.

12.	This Agreement may be executed in one or more counterparts,
	each of which shall be deemed to be an original, and which together shall constitute one and the same instrument.
	This Agreement may be executed by fax with fax execution having the same legal effect as an original signature.
13.	All parties hereto acknowledge that William W. Dolan has
	fully disclosed all of his conflicts of interest arising
	out of his relationship to the parties hereto in a number
	of conflicting capacities. The parties hereto further acknowledge and waive the conflicts of interest of
	William W. Dolan, who all parties acknowledge and
	agree assisted the parties in the drafting of this Agreement. All parties further acknowledge and agree
	that they have been advised by Mr. Dolan to seek legal advice from their own independent legal counsel prior
	to executing this Agreement. All parties release Mr. Dolan from any claims of any kind or nature whatsoever arising from his assistance to the parties in connection with this Agreement, and further agree to indemnify and hold Mr. Dolan harmless from any claims of any kind or nature whatsoever arising from his assistance to the parties in connection with this Agreement.
	IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.
INVISA, INC.	PHARIS DUFFEY FAMILY FOUNDATION, INC.


BY: ____/s/ Edmund C. King  BY: _________/s/ Samuel S. Duffey
			        Samuel S. Duffey, Director of Foundation


SPENCER C. DUFFEY IRREVOCABLE	ELIZABETH ROSEMARY IRREVOCABLE
TRUST U/A/D 7/29/98		TRUST U/A/D 7/29/98


BY: ____/s/ William W. Dolan	   BY: __/s/ William W. Dolan
	William W. Dolan, Trustee  William W. Dolan, Trustee

GRACE DUFFEY IRREVOCABLE		DEBRA FINEHOUT DUFFEY


BY: ____/s/ William W. Dolan	BY: ___/s/ Debra Finehout Duffey
	William W. Dolan, Trustee	Debra Finehout Duffey

DUFFEY & DOLAN, P.A.


BY: ____/s/ Samuel S. Duffey
	Samuel S. Duffey, President